                                                                      Exhibit 24

                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Celia A. Colbert and Mary M. McDonald, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this instrument has been duly executed as of the 28th day of November, 1995.



                    Name                                               Title
                    ----                                               -----


/s/  Raymond V. Gilmartin                                      Chairman of the Board, President and
----------------------------------------                       Chief Executive Officer (Principal
RAYMOND V. GILMARTIN                                           Executive Officer) and Director




/s/  Judy C. Lewent                                            Senior Vice President and
----------------------------------------                       Chief Financial Officer
JUDY C. LEWENT                                                 (Principal Financial Officer)



/s/  Peter E. Nugent                                           Vice President, Controller
----------------------------------------                       (Principal Accounting Officer)
PETER E. NUGENT



/s/  H. Brewster Atwater, Jr.                                          Director
----------------------------------------
H. BREWSTER ATWATER, JR.



/s/  Derek Birkin                                                      Director
----------------------------------------
SIR DEREK BIRKIN



/s/  Lawrence A. Bossidy                                               Director
----------------------------------------
LAWRENCE A. BOSSIDY

                    Name                                               Title
                    ----                                               -----
/s/  William G. Bowen                                                  Director
----------------------------------------
WILLIAM G. BOWEN, Ph.D.



/s/  Johnnetta B. Cole                                                 Director
----------------------------------------
JOHNNETTA B. COLE, Ph.D.



/s/  Carolyne K. Davis                                                 Director
----------------------------------------
CAROLYNE K. DAVIS, Ph.D.



/s/  Lloyd C. Elam                                                     Director
----------------------------------------
LLOYD C. ELAM, M.D.



/s/  Charles E. Exley, Jr.                                             Director
----------------------------------------
CHARLES E. EXLEY, JR.



/s/  William N. Kelley                                                 Director
----------------------------------------
WILLIAM N. KELLEY, M.D.



/s/  Samuel O. Thier                                                   Director
----------------------------------------
SAMUEL O. THIER, M.D.



/s/  Dennis Weatherstone                                               Director
----------------------------------------
DENNIS WEATHERSTONE

                        CERTIFIED RESOLUTION OF BOARD OF

                                   DIRECTORS


         I, Dolores O. Rosinski, Senior Assistant Secretary of Merck & Co., Inc., a Corporation duly organized and existing under the laws of the State of New Jersey, do hereby certify that the following is a true copy of a resolution adopted on October 24, 1995, at a meeting of the Directors of said Corporation held in Whitehouse Station, New Jersey, duly called in accordance with the provisions of the By-Laws of said Corporation, and at which a quorum of Directors was present:

                           "RESOLVED, that the proper officers of Merck & Co.,
                    Inc. (the "Company") are hereby authorized and directed on behalf of the Company to prepare, execute and file with the Securities and Exchange Commission Registration Statements and any and all amendments thereto, and any and all exhibits and other documents relating thereto or required by law or regulation in connection therewith, for the registration under the Securities Act of 1933 of shares of Common Stock of the Company which may be purchased under the Non-Employee Directors Stock Option Plan and the 1996 Incentive Stock Plan and the Merck Employees Federal Credit Union Stock Option Plan and the plan interests registered pursuant to the USHH Incentive Plan and the Astra Merck Inc. Employee Savings and Security Plan (the "Plans");

                           RESOLVED, that Celia A. Colbert is hereby appointed
                    and designated the person duly authorized to receive communication and notices from the Securities and Exchange Commission with respect to such Registration Statements or any amendments thereto and as agent for service of process;

                           RESOLVED, that each officer, director or employee of
                    the Company who may be required to execute such Registration Statements or any amendments thereto (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or on behalf of the Plans or as a member of the Compensation and Benefits Committee, or otherwise), is hereby authorized to execute a power of attorney appointing Celia A. Colbert and Mary M. McDonald, and each of them severally, his or her true and lawful attorney or attorneys to execute in his or her name, place and stead (in any such capacity) such Registration Statements and any and all amendments thereto and any and all exhibits and other documents necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers, directors and employees, or any of them, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer, director or employee might or could do in person;

                           RESOLVED, that the proper officers of the Company are
                    hereby authorized and directed to arrange with the New York Stock Exchange and the Philadelphia Stock Exchange for the listing of the additional shares of the Common Stock of the Company to be issued in connection with the Plans;

                           RESOLVED, that the proper officers of the Company,
                    with the advice of counsel, are hereby authorized to take any action and to execute and deliver any letters, documents, agreements or other instruments as they deem necessary, appropriate or desirable to carry out the purposes and intents of this Special Resolution."

                    IN WITNESS WHEREOF, I have hereunto subscribed my signature and affixed the seal of the Corporation this 28th day of November, 1995.


[Corporate Seal]

                                      /s/ Dolores O. Rosinski
                                      -----------------------
                                      Senior Assistant Secretary